Exhibit 99.2

CSX
CORPORATION

5234

# CSX QUARTERLY FINANCIAL REPORT

## FIRST QUARTER 2007

CSX Reports Solid First Quarter Earnings

Surface Transportation Highlights:

•	Record Revenues of $2.4 billion, up 4 Percent from Prior Year

•	Revenue per Unit up 8 Percent on Continued Pricing Momentum

•	Steady Operating Income Despite Softer Volumes

Jacksonville, Florida (April 17, 2007) - CSX Corporation [NYSE: CSX] today reported first quarter 2007 earnings of $240 million, or 52 cents per share, including insurance recoveries of $18 million, or 2 cents per share. Last year the company reported first quarter earnings of $245 million, or 53 cents per share. (See table below for reconciliation of quarter items to reported numbers.)

“We are pleased that our Surface Transportation businesses continued to show very strong earning power in the face of modest economic headwinds,” said Michael Ward, chairman, president and CEO of CSX Corporation. “We posted our 20th consecutive quarter of year-over-year revenue growth and sustained excellent levels of customer service.”

First quarter revenues were a quarterly record $2.4 billion, a 4 percent increase over the first quarter of 2006. The increase was driven by continued strong pricing, which also drove revenue-per-unit gains of 8 percent. Overall volumes were down by 4 percent compared to the first quarter of 2006, reflecting continued softness in the construction and automotive sectors.

CSX Surface Transportation businesses recorded first quarter operating income of $487 million. Excluding insurance recoveries, comparable operating income was $469 million, or 4 percent less than the first quarter of 2006. CSX’s 2007 first quarter earnings were achieved despite a $28 million expense related to a serious derailment and without the $35 million fuel hedge that benefited the first quarter of 2006.

“Given the positive outlook for rail transportation and our momentum in executing our strategy, we expect strong financial results for the rest of the year and over the long term,” said Ward.

Table of Contents Consolidated Financial Statements Surface Transportation Information Other Information	p.4 p.7 p.11

The accompanying unaudited financial

information should be read in conjunction

with the company’s most recent Annual

Report on Form 10-K, Quarterly Reports

on Form 10-Q, and any Current Reports

on Form 8-K.

		CSX CORPORATION 500 Water Street 15th Floor, C900 Jacksonville, FL 32202 http://www.csx.com	CONTACT:
INVESTOR RELATIONS David Baggs (904) 359-4812
MEDIA Garrick Francis (904) 359-1708

GAAP RECONCILIATION [1]
(Dollars in millions, except per share amounts)
	First Quarter 2007	First Quarter 2006
Surface Transportation Operating Income	$487	$487
Less Gain on Insurance Recoveries	(18)	—

Comparable Surface Transportation Operating Income	$469	$487

Earnings per Share	$0.52	$0.53
Less Gain on Insurance Recoveries After Tax	(0.02)	—

Comparable Earnings Per Share	$0.50	$0.53

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Earnings Report available on the company’s Web site at www.csx.com and on Form 8-K with the Securities and Exchange Commission (SEC).

CSX executives will conduct a quarterly earnings conference call with the investment community on Apr. 18, 2007 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.

A webcast of the live conference call will be available at www.csx.com in the Investors section. Following the earnings call, an internet replay of the presentation will be available. In addition, the replay will be available for download to a portable audio player or computer as an MP3 - or podcast - file. Both the replay and MP3 file can be found at www.csx.com in the Investors section and will be archived on the site for at least 30 days following the call for those unable to listen in real time.

###

GAAP RECONCILIATION 1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided Surface Transportation operating income and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation

CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)

(Dollars in Millions, Except Per Share Amounts)

		Quarters Ended

		Mar. 30, 2007	Mar. 31, 2006	$ Change

Surface	Revenue	$2,422	$2,331	$91
Transportation	Expense
	Labor and Fringe	732	718	14
	Materials, Supplies and Other	563	482	81
	Fuel	259	253	6
	Depreciation	221	211	10
	Equipment and Other Rents	121	124	(3)
	Inland Transportation	57	56	1
	Gain on Insurance Recoveries (Note a)	(18)	-	(18)

	Total Expense	1,935	1,844	91

	Surface Transportation Operating Income	487	487	-

	Other Operating Income	1	9	(8)

Consolidated	Consolidated Operating Income	488	496	(8)

	Other Income (Expense) - Net	(11)	(3)	(8)
	Interest Expense	(99)	(98)	(1)

	Earnings Before Income Taxes	378	395	(17)

	Income Tax Expense	(138)	(150)	12

	Net Earnings	$240	$245	(5)

Earnings Per Common Share	Net Earnings Per Share, Assuming Dilution	$0.52	$0.53	$(0.01)

	Average Diluted Common Shares Outstanding (Thousands)	463,176	464,364

	Cash Dividends Paid Per Common Share	$0.12	$0.065

(a)	Gain on Insurance Recoveries:

In the first quarter of 2007, CSX recognized a gain of $18 million before tax, or $11 million after tax, on insurance recoveries from claims related to Hurricane Katrina. The gain represents insurance recoveries related to property damage and lost profits. Additional gains are expected in future periods as more cash is collected.

All share and per share data has been retroactively restated to reflect the July 2006 stock split.

CSX Corporation

CONSOLIDATED BALANCE SHEET

(Dollars in Millions)

		(Unaudited) Mar. 30, 2006	Dec. 29, 2006

Assets	Cash and Cash Equivalents	$512	$461
	Short-term Investments	425	439
	Accounts Receivable - Net	1,112	1,174
	Materials and Supplies	217	204
	Deferred Income Taxes	239	251
	Other Current Assets	103	143

	Total Current Assets	2,608	2,672

	Properties	28,051	27,715
	Accumulated Depreciation	(6,958)	(6,792)

	Properties - Net	21,093	20,923

	Investment in Conrail	613	607
	Affiliates and Other Companies	342	336
	Other Long-term Assets	269	591

	Total Assets	$24,925	$25,129

Liabilities and	Accounts Payable	$977	$974
Shareholders’ Equity	Labor and Fringe Benefits Payable	434	495
	Casualty, Environmental and Other Reserves	255	253
	Current Maturities of Long-term Debt	742	592
	Short-term Debt	9	8
	Income and Other Taxes Payable	128	114
	Other Current Liabilities	110	86

	Total Current Liabilities	2,655	2,522
	Casualty, Environmental and Other Reserves	695	668
	Long-term Debt	5,182	5,362
	Deferred Income Taxes	5,828	6,110
	Other Long-term Liabilities	1,447	1,525

	Total Liabilities	15,807	16,187

	Shareholders’ Equity:
	Common Stock $1 Par Value	437	438
	Other Capital	1,423	1,469
	Retained Earnings	7,648	7,427
	Accumulated Other Comprehensive Loss	(390)	(392)

	Total Shareholders’ Equity	9,118	8,942

	Total Liabilities and Shareholders’ Equity	$24,925	$25,129

CSX Corporation

CONSOLIDATED CASH FLOW STATEMENT (Unaudited)

(Dollars in Millions)

		Quarters Ended

		Mar. 30, 2007	Mar. 31, 2006

Operating Activities	Net Earnings	$240	$245
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	225	212
	Deferred Income Taxes	14	26
	Gain on Insurance Recoveries	(18)	-
	Insurance Proceeds	9	50
	Other Operating Activities	43	50
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	62	(70)
	Other Current Assets	(63)	2
	Accounts Payable	13	42
	Income and Other Taxes Payable	109	39
	Other Current Liabilities	(37)	(151)

	Net Cash Provided by Operating Activities	597	445

Investing Activities	Property Additions	(428)	(367)
	Insurance Proceeds	10	-
	Purchases of Short-term Investments	(530)	(416)
	Proceeds from Sales of Short-term Investments	558	378
	Other Investing Activities	(12)	(15)

	Net Cash Used In Investing Activities	(402)	(420)

Financing Activities	Short-term Debt - Net	1	2
	Long-term Debt Issued	-	3
	Long-term Debt Repaid	(29)	(71)
	Dividends Paid	(53)	(29)
	Stock Options Exercised	89	129
	Shares Repurchased	(179)	-
	Other Financing Activities	27	8

	Net Cash (Used in) Provided by Financing Activities	(144)	42

Cash and Cash Equivalents	Net Increase in Cash and Cash Equivalents	51	67
	Cash and Cash Equivalents at Beginning of Period	461	309

	Cash and Cash Equivalents at End of Period	$512	$376

CSX Corporation

SURFACE TRANSPORTATION DETAIL (Unaudited)

(Dollars in Millions)

Quarters Ended March 30, 2007 and March 31, 2006

	Rail		Intermodal		Surface Transportation
	2007	2006	2007	2006	2007	2006	$ Change

Revenue	$2,104	$1,997	$318	$334	$2,422	$2,331	$91
Expense
Labor and Fringe	712	698	20	20	732	718	14
Materials, Supplies and Other	519	438	44	44	563	482	81
Fuel	259	253	—	—	259	253	6
Depreciation	211	201	10	10	221	211	10
Equipment and Other Rents	92	93	29	31	121	124	(3)
Inland Transportation	(109)	(111)	166	167	57	56	1
Gain on Insurance Recoveries	(18)	—	—	—	(18)	—	(18)

Total Expense	1,666	1,572	269	272	1,935	1,844	91

Surface Transportation Operating Income	$438	$425	$49	$62	$487	$487	$—

Surface Transportation Operating Ratio	79.2%	78.7%	84.6%	81.4%	79.9%	79.1%

Other Operating Income					$1	$9

Consolidated Operating Income					$488	$496

CSX Corporation

SURFACE TRANSPORTATION VOLUME AND REVENUE (Unaudited)

Volume (Thousands); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended March 30, 2007, and March 31, 2006

	Volume			Revenue			Revenue Per Unit
	2007	2006	% Change	2007	2006	% Change	2007	2006	% Change

Chemicals	133	135	(1)%	$317	$295	7%	$2,383	$2,185	9%
Emerging Markets	112	124	(10)	137	134	2	1,223	1,081	13
Forest Products	92	106	(13)	183	191	(4)	1,989	1,802	10
Agricultural Products	97	96	1	179	157	14	1,845	1,635	13
Metals	93	94	(1)	176	164	7	1,892	1,745	8
Phosphates and Fertilizers	92	88	5	106	90	18	1,152	1,023	13
Food and Consumer	56	64	(13)	111	118	(6)	1,982	1,844	7

Total Merchandise	675	707	(5)	1,209	1,149	5	1,791	1,625	10

Coal	441	456	(3)	603	552	9	1,367	1,211	13
Coke and Iron Ore	21	20	5	30	27	11	1,429	1,350	6

Total Coal	462	476	(3)	633	579	9	1,370	1,216	13

Automotive	109	127	(14)	203	231	(12)	1,862	1,819	2

Other	—	—	—	59	38	55	—	—	—

Total Rail	1,246	1,310	(5)	2,104	1,997	5	1,689	1,524	11

International	292	302	(3)	133	132	1	455	437	4
Domestic	217	214	1	180	186	(3)	829	869	(5)
Other	—	—	—	5	16	(69)	—	—	—

Total Intermodal	509	516	(1)	318	334	(5)	625	647	(3)

Total Surface Transportation	1,755	1,826	(4)%	$2,422	$2,331	4%	$1,380	$1,277	8%

CSX Corporation

Revenue

First quarter 2007 Surface Transportation revenue of $2.4 billion represents the 20th consecutive quarter of year-over-year revenue gains. A favorable pricing environment was the primary driver of revenue gains offsetting volume weakness related to lower housing construction and lower domestic automobile production.

Merchandise

Chemicals – A favorable pricing environment continued to be the primary driver of revenue gains. Plastic volumes were soft as the industry recovered from excess inventory levels. Shipments of chemicals used for paper production also declined due to continued softness in the paper market.

Emerging Markets – Revenue per unit improved due to yield improvements. Declines in residential construction resulted in fewer shipments of aggregates, which include rock and minerals.

Forest Products – Forest products shipments, especially lumber, continued to be challenged by a weak residential construction market which resulted in lower volume. Continued emphasis on more profitable shipments favorably impacted revenue-per-unit growth.

Agricultural Products – Revenue-per-unit growth remained strong due to favorable pricing and increased fuel surcharge coverage. Rapid growth in the northeast ethanol market helped volume; however, this was partially offset by lower grain shipments.

Metals – Revenue increased on slightly unfavorable volumes due to continued emphasis on improving yields and growth in higher revenue per unit export shipments. Towards the end of the quarter, volumes strengthened due to reductions in steel inventories.

Phosphates and Fertilizers – Volume was up due to increased shipments of fertilizers to farmers partially in response to higher demand for corn from ethanol producers. Revenue-per-unit growth was attributable to these longer-haul shipments of fertilizer and potash.

Food and Consumer – Emphasis on price and yield management resulted in strong revenue-per-unit growth. A weak residential construction market drove volume declines in building products and roofing granules, which are used to make shingles.

Coal

Revenue and revenue per unit increased due to a continued favorable pricing environment and strong demand for export coal. However, these volume increases were more than offset by lower shipments to electric utilities due to coal inventories being at target levels.

Automotive

Declines in volume were driven by decreases in automobile production mainly due to lower demand for truck and sport utility vehicles. Revenue per unit increased due to continued pricing efforts.

Other Rail Revenue

The primary driver of this change was the increase in business generated by the Company’s short line railroads.

Intermodal

International – Despite a reduction in higher revenue-per-unit traffic from long-haul markets, revenue per unit increased due to continued strength in pricing. Volumes were lower primarily due to a temporal slowdown in international freight shipments.

Domestic – Volumes increased slightly due to a new shorter-haul train service. The unfavorable mix impact on revenue per unit from this new traffic more than offset pricing gains in the remaining domestic business.

Other – The primary driver of this revenue decrease was the termination of two agreements relating to the storage of containers and other ancillary services.

CSX Corporation

Expense

Surface Transportation expenses increased $91 million from last year’s first quarter. Significant variances are described below.

Labor and Fringe expenses increased $14 million primarily due to wage and benefit inflation, partially offset by productivity gains from improved operations and lower volume, which resulted in a reduction of crew expenses.

Materials, Supplies and Other expenses increased $81 million, primarily due to an increase in train accident related expenses. Additionally, current year inflation on material and rising insurance cost were higher than a year ago. Also contributing to the increase were various other items.

Fuel expense increased $6 million primarily due to a reduction in hedge benefit resulting from the expiration of the fuel hedge program, mostly offset by lower volume and price.

Depreciation expense increased $10 million due to a larger asset base related to higher capital spending.

Gain on Insurance Recoveries of $18 million represented insurance recoveries related to property damage and lost profits.

Other Operating Income decreased by $8 million primarily due to net gains from equipment sales of the former container shipping business during last year’s first quarter.

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

		First Quarter
		2007	2006	% Change

Coal	Domestic:
(Millions of Tons)	Utility	38.3	40.4	(5)%
	Other	4.8	5.1	(6)

	Total Domestic	43.1	45.5	(5)
	Export	4.7	3.2	47

	Total	47.8	48.7	(2)

Revenue Ton-Miles	Merchandise	33.8	35.1	(4)
(Billions)	Automotive	1.9	2.3	(17)
	Coal	21.6	21.4	1
	Intermodal	4.7	5.1	(8)

	Total	62.0	63.9	(3)

Gross Ton-Miles	Total Gross Ton-Miles
(Billions)	(Excludes locomotive gross ton-miles)	114.4	119.1	(4)

Service Measurements	Personal Injury Frequency Index (Per 200,000 Man Hours)	1.35	1.44	6
	FRA Train Accidents Frequency (Per Million Train Miles)	2.84	3.68	23

	On -Time Originations	73.7%	74.4%	(1)
	On -Time Arrivals	63.9%	61.3%	4

	Average System Dwell Time (Hours) (a)	24.9	26.6	6
	Average Total Cars-On-Line	225,317	224,299	—

	Average Velocity, All Trains (Miles Per Hour)	19.9	20.0	(1)

	Average Recrews (Per Day)	71	58	(22)

Resources	Route Miles	21,167	21,287	(1)
	Locomotives (Owned and long-term leased)	3,917	3,780	4
	Freight Cars (Owned and long-term leased)	100,588	102,794	(2)%

(a)

In October 2005, the Association of American Railroads adopted a new dwell calculation in an effort to standardize publicly reported dwell times on the AAR Railroad Performance Measures website. Dwell times in all earnings release materials represent the Company’s historical method for calculating dwell for internal management and analysis. Regardless of what method is used, trends for the two are the same. Dwell times using the AAR calculation were 24.5 hours for the first quarter of 2007 and 26.1 hours for the first quarter of 2006.

SURFACE TRANSPORTATION FUEL STATISTICS

	First Quarter
	2007	2006
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	150	157
Price Per Gallon - Net of Fuel Hedge Benefits (Dollars)	$1.73	$1.61
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$(18)

CSX Corporation

OTHER INCOME (EXPENSE) (Unaudited)

	Quarters Ended
	Mar. 30, 2007	Mar. 31, 2006	$ Change

Interest Income	$13	$9	$4
Income (Expense) from Real Estate and Resort Operations (a)	(16)	(9)	(7)
Minority Interest Expense	(5)	(5)	—
Miscellaneous (b)	(3)	2	(5)

Total	$(11)	$(3)	$(8)

(a)

Income from Real Estate and Resort Operations includes the results of Company’s real estate sales, leasing, acquisition, and management and development activities as well as the results of operations from CSX Hotels, Inc., a resort doing business as The Greenbrier, located in White Sulphur Springs, West Virginia.

(b)	Miscellaneous income is comprised of earnings from certain CSX owned or partially owned companies, investment gains and losses and other non-operating activities.

EMPLOYEE COUNTS (Estimated)

	February 2007	February 2006	Change

Surface Transportation
Rail	32,567	32,614	(47)
Intermodal	1,071	1,037	34
Technology and Corporate	581	579	2

Total Surface Transportation	34,219	34,230	(11)

Other	574	908	(334	) (c)

Total	34,793	35,138	(345)

(c)	Other employees decreased by 334 primarily due to The Greenbrier hotel being closed for business while renovation projects are completed.